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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the previously filed Registration Statement (No. 333-70795) of TMP Worldwide Inc. and Subsidiaries of our reports dated March 20, 1998, except for Notes 2, 5 and 13B, for which the date is February 26, 1999, relating to the supplemental consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing in the Company's Form 8-K dated March 16 , 1999.

                                          /S/ BDO SEIDMAN, LLP
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                                          BDO Seidman, LLP

New York, New York
March 16, 1999